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                                                                    Exhibit 23.3

              [LETTERHEAD OF WILLIAM BUCK CHARTERED ACCOUNTANTS]


              CONSENT OF WILLIAM BUCK & CO, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of Borland International, Inc. for the registration of 13,000,000 shares of its common stock and to the incorporation by reference therein of our report dated September 3, 1996, with respect to the consolidated financial statements of Jarrah Technologies Pty Limited, not separately presented, included in the Borland International, Inc.'s Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.


/s/ William Buck & Co.                                       /s/ NT Hatzistergos
WILLIAM BUCK & CO.                                               NT HATZISTERGOS
Chartered Accountants                                                    PARTNER




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
Level 16,            DX 13049         Telephone: (61 2) 9283 1099,   William Buck,
456 Kent Street,     Market Street,   Facsimile: (61 2) 9283 1123,   An Association of Independent
Sydney, N.S.W.,      Sydney                                          Accounting Firms.
2000 Australia.                                                      Member of TAG International
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